N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge Energy MLP & Infrastructure
Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Statement of Additional Information as filed with the Securities and Exchange
Commission pursuant to Rule 497 of the
Securities Act of 1933 on June 1, 2015
(Accession No. 0001193125-15-208742).  The
Registrant  also incorporates by reference Post-
Effective Amendment No. 326 to Form N-1A filed on February 19, 2015 pursuant to Rule
485(b) of the Securities Act of 1933 (Accession
No. 0001193125-15-054306).